Exhibit 6.10

October 25, 2019

I, Madeline Kaye, for the sum of $1,000, sell my 225,000,000 shares of Greene Concepts Inc common stock back to Greene Concepts Inc.

I have included the stock certificate as well as a stock power so that the shares may be returned to Pacific Stock Transfer.

Sincerely,

Madeline Kaye

October 27, 2018

MADELINE KAYE
260 BIG ROCK RUN
SOMERSET, KY 42501

PACIFIC STOCK TRANSFER
6725 VIA AUSTI PKWY
SUITE 300
LAS VEGAS, NV 89119

To Whom It May Concern:

This letter is to detail the mutual intentions of Madeline Kaye (the “Shareholder”) and Greene Concepts Incorporated (the “Issuer”) to retire and return to the Issuer’s treasury 225,000,000 (Two Hundred Twenty-Five Million) shares of Common Stock issued as follows: 225,000,000 (CS3 14073) issued as of 05/18/16 (the “Shares”).

The Shareholder is the sole holder of record of the Shares, and is the beneficial owner of the Shares, free and clear of all Liens, and there exists no restriction on the transfer of the Shares to the Company. Upon execution hereof, Stockholder shall deliver to the Company at good and marketable title to the Shares free and clear of all Liens.

Let this letter serve as authorization to Pacific Stock Transfer Co. (the “Transfer Agent”), upon execution hereof, the Shareholder shall deliver to the Transfer Agent the certificates representing the Shares (unless the shares are held exclusively in book-entry) for cancellation, duty executed for cancellation and accompanied by stock powers duty executed.

Sincerely,

Madeline Kaye

IMPORTANT–PLEASE READ CAREFULLY

This signature(s) to this Power must correspond with the name(s) as written upon the fate of the certificate(s) in every particular without alteration or enlargement or any change whatever.

IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sell, assign and transfer to:

Greene Concepts, Inc.

225,000,000 shares of Common stock of Greene Concepts, Inc.

Represented by certificate No.CSI-14073

Inclusive, standing in the name of the undersigned on the books of said company.

The undersigned does (do) hereby irrevocably constitute and appoint:

Pacific Stock Transfer

attorney to transfer the said stock on the books of said company, with full power of substitution in the premises.

Dated: 10/27/2018
Madeline Kaye

(Person(s) Executing This Power Sign(s) Here)

IMPORTANT-PLEASE READ CAREFULLY

This signature(s) to this Power must correspond with the name(s) as written upon the face of the certificate(s) in every particular without alteration or enlargement or any change whatever.